UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 27, 2015
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2015, the Board of Directors (the “Board”) of InterDigital, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) that became effective on the same date. The amendments include the following:

•
the addition of language to Section 2.1 of the Bylaws enabling the Board to determine that a meeting of shareholders be held solely by means of the Internet or other electronic communications technology in the manner and to the extent provided by the Pennsylvania Business Corporation Law of 1988, as amended (“Pennsylvania BCL”);

•	the removal of language from Section 2.2 of the Bylaws that does not apply to “registered corporations,” like the Company, under the Pennsylvania BCL;

•	the revision of Section 2.4 of the Bylaws to conform to current business practices and provide InterDigital with the flexibility to communicate with its shareholders through electronic means;

•
the addition of language to Section 7.1 of the Bylaws to clarify the agents already covered by the indemnification provision and to make the language in subsections (a) and (h) of such section consistent; and

•	certain immaterial clean-up and conforming changes to the Bylaws, including without limitation conforming the use of terms throughout the Bylaws.

This summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, which is attached as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

3.1	InterDigital, Inc. Amended and Restated Bylaws (effective January 27, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: January 30, 2015

EXHIBIT INDEX

Exhibit No.            Description

3.1    InterDigital, Inc. Amended and Restated Bylaws (effective January 27, 2015).